UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 6, 2013
(Date of earliest event reported)

Stillwater Mining Company
(Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana (Address of principal executive offices)	59102 (Zip Code)

(406) 373-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Chief Executive Officer

On December 3, 2013, Stillwater Mining Company (the “Company”) announced the appointment of Michael (Mick) McMullen as its President and Chief Executive Officer (“CEO”), effective December 3, 2013 (the “Effective Date”). As was previously announced, Francis McAllister, formerly CEO of the Company and a member of its board of directors, retired from those positions effective June 7, 2013, and the board of directors appointed Terrell I. Ackerman to serve on an interim basis as the CEO of the Company while it conducted a fulsome search for a new CEO.

Prior to his election to the Company’s board of directors, Mr. McMullen served as a Principal at MRI Advisory AG, a private company focusing on the development of metal and minerals projects in the Americas, Europe and Africa. Since 2007, he has been responsible for investing the equity investments of the Principals of MRI Advisory AG and supervising the technical due diligence for a variety of commodity backed funding structures. Since March 2012, he has also served as the Executive Chairman of Nevada Iron Limited, an ASX-listed development company with iron ore assets in Nevada. Since 2007, Mr. McMullen has also served as Executive Chairman of Lachlan Star Limited, a TSX/ASX dual listed mining company, where he oversaw the acquisition of CMD Gold Mine in Chile. In 2007, Mr. McMullen formed Northern Iron Limited, which developed an iron ore mine in Norway; at Northern Iron Limited, he served as Managing Director from April 2007 to November 2009 and as President of Northern Iron Marketing AG until June 2010. From September 2005 to August 2007, he was a Partner and Audit Manager at RSG Global Consulting Pty Ltd, a mining consultancy firm, where Mr. McMullen was the partner in charge of bank finance and M&A due diligence consulting and expert and valuation reports, including for several PGM projects in South Africa. From September 2002 to August 2005, he was Technical Director of Tritton Resources Limited, which owned and operated a copper mine. Mr. McMullen also served as Executive Technical Director of Lafayette Mining Limited, which owned and operated a mine producing copper and zinc concentrates, as well as gold and silver by-products, from November 1998 to September 2002 and as Exploration Manager of Spinifex Gold Ltd. (Asia), an exploration company, from February 1997 to November 1998.

There is no agreement between Mr. McMullen and any other persons pursuant to which he was appointed as CEO of the Company. Mr. McMullen does not have any family relationships with any director or executive officer of the Company.

In connection with his appointment as CEO of the Company, Mr. McMullen resigned from the audit committee of the board of directors as of the Effective Date. The board of directors has appointed Mr. Charles R. Engles to replace Mr. McMullen on the audit committee as of the Effective Date. The board of directors has determined that Mr. Engles meets the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. The board of directors also determined that Mr. Engles is financially literate and capable of holding this position.

(e) Compensation Arrangements for Chief Executive Officer

On the Effective Date, the Company entered into the following employment and compensation agreements with Mr. McMullen. The following summaries do not purport to be complete descriptions of the terms and conditions of each agreement, and are qualified in their entirety by reference to the text of each agreement, which are attached as exhibits hereto.

Executive Employment Agreement

Term:  The agreement provides for an initial term continuing through December 31, 2016. The agreement may be renewed for successive one-year terms upon written agreement of both parties no later than 30 days prior to the end of the then current term.

Base Salary:  Mr. McMullen shall receive an initial base salary of $660,000 per year, subject to periodic review and adjustment; provided, however, such base salary may not be reduced except in connection with an across-the-board reduction of the salaries of all named executive officers of the Company.

Short Term Incentive Program:  Mr. McMullen shall participate in the Company’s Short-Term Incentive Program (“STIP”) as follows:

•
For calendar year 2013, in lieu of an STIP award, Mr. McMullen will receive a fixed, pro-rata bonus for the portion of the year Mr. McMullen is employed by the Company in the amount of $49,816.43, which is based on a potential full year bonus equal to 95% of Mr. McMullen’s base salary.

•
For each calendar year beginning January 1, 2014, Mr. McMullen will be eligible to earn a target STIP bonus of 95% of his base salary, and a maximum bonus of up to 190% of his base salary, determined based upon the Company’s achievement of performance targets established by the board of directors. To the extent Mr. McMullen’s bonus for any given year exceeds 114% of his base salary, all amounts over 114% will be paid in restricted stock units of the Company (“RSUs”).

Long Term Incentive Program:  Mr. McMullen shall participate in the Company’s Long Term Incentive Plan (“LTIP”) as follows:

•	For calendar year 2013, in lieu of an LTIP award, Mr. McMullen will receive a one-time award of 23,000 RSUs, vesting in equal 1/3 installments at the end of calendar years 2014, 2015 and 2016.

•
For each calendar year beginning January 1, 2014, Mr. McMullen will participate in the Company’s LTIP, and will be eligible to earn a grant of equity instruments with a target value of 230% of Mr. McMullen’s base salary. Awards under the LTIP may consist of both performance-vested awards, which vest based on achievement of performance goals over a three year period, and time-vested awards, which vest in equal 1/3 installments over three years. For calendar year 2014, the Company expects that Mr. McMullen’s LTIP awards will consist of 70% performance-vested awards and 30% time-vested awards. The terms and conditions of each LTIP grant, vesting conditions and performance targets will be set forth in annual award agreements between the Company and Mr. McMullen approved by the board of directors and subject to the Company’s 2012 Equity Incentive Plan.

Additional Benefits:  During the term of the Agreement, Mr. McMullen shall be entitled to participate in all health, insurance, pension, retirement, profit-sharing or other benefit plans adopted by the Company for its senior management, and may take up to six weeks of paid vacation per year.

Compensation upon Termination:  Upon termination of Mr. McMullen’s employment during the term of the agreement, Mr. McMullen shall be entitled to the following:

•
If Mr. McMullen’s employment is terminated by the Company for Cause (as defined in the agreement), or Mr. McMullen resigns without Good Reason (as defined in the agreement), the Company shall pay Mr. McMullen all accrued but unpaid base salary and all accrued but unused vacation earned through the date of termination or resignation, and any reimbursement of expenses owed to Mr. McMullen; however, Mr. McMullen will not be eligible for any STIP or LTIP award payments for the year in which such termination or resignation occurs, and unvested equity awards shall be forfeited on the date of such termination or resignation.

•
If Mr. McMullen’s employment is terminated by the Company for Underperformance (as defined in the agreement), or Mr. McMullen resigns for Good Reason, the Company shall pay Mr. McMullen the following benefits upon execution of a release in favor of the Company: (a) all accrued but unpaid base salary and all accrued but unused vacation earned through the date of termination or resignation, (b) any reimbursement of expenses owed to Mr. McMullen, (c) an amount equal to two times Mr. McMullen’s then effective base salary, paid out in 24 equal monthly installments, (d) an amount equal to two times the average of his target and actual STIP award for the calendar year immediately proceeding such termination or resignation, paid out in 24 equal monthly installments, and (f) an amount equally to 18 months of Mr. McMullen’s cost to continue medical insurance coverage pursuant to COBRA, provided that he is eligible for and elects such continuation coverage.

•
If Mr. McMullen’s employment terminates as a result of death or Disability (as defined in the agreement), the Company shall pay Mr. McMullen or his estate: (a) all accrued but unpaid base salary and all accrued but unused vacation earned through the date of termination or resignation, (b) any reimbursement of expenses owed to Mr. McMullen, (c) a pro-rata portion of Mr. McMullen’s STIP bonus for the year in which such termination occurs based on the Company’s achievement of established performance targets in that year.

Restrictive Covenants:  For two years following the termination of Mr. McMullen’s employment with the Company for any reason, the agreement provides that, if Mr. McMullen owns, operates, manages, controls, participates in, is employed by, performs any services for or otherwise assists any enterprise or venture that directly competes with the Company, then Mr. McMullen must pay to the Company 100% of all gross revenue earned by such enterprise or venture from any customers who were customers of the Company on the date of Mr. McMullen’s termination or at any time during the thirty-day period immediately preceding such termination date. In addition, for two years following termination of employment with the Company, Mr. McMullen may not, without the consent of the Company, directly or indirectly solicit the employment or retaining of any employees or consultants of the Company or its affiliates.

No Director Compensation: Beginning on the Effective Date, Mr. McMullen ceased receiving compensation for his services as a director.

Side Letter to Executive Employment Agreement

The Side Letter to the Executive Employment Agreement between the Company and Mr. McMullen provides for payment of relocation benefits to Mr. McMullen in connection with the relocation of his family from Perth, Australia to the Company’s headquarters in Billings, Montana. Such benefits include:

•	Reimbursement of business class airfare from Perth to Billings in connection with initial relocation of Mr. McMullen and his family to Billings.

•	A lump-sum payment of $43,103 on the effective date of the agreement in consideration of household goods of Mr. McMullen that are not feasible to move from Perth to Billings.

•
The Company will pay Mr. McMullen up to a maximum of $400,000 to cover any loss that Mr. McMullen may incur in connection with the sale of his personal residence in Billings following any termination of Mr. McMullen’s employment with the Company, calculated based on the initial purchase price of such residence. In the event Mr. McMullen is unable to sell his personal residence after being listed with a realtor for six months, the Company will purchase such residence at fair market value, and pay to Mr. McMullen the difference between such fair market value and the initial purchase price of such residence, if any.

•
A lump-sum payment of $48,598 upon Mr. McMullen’s separation from service with the Company for any reason, which represents the estimated cost of business class airfare for Mr. McMullen and his family from Billings to Perth.

Item 8.01 Other Events

In conjunction with the appointment of Mr. McMullen as CEO of Stillwater Mining Company on December 3, 2013, the Company's Board of Directors accepted Mr. McMullen's resignation from the Audit Committee and appointed Mr. Charles Engles to the Audit Committee, effective December 3, 2013. Mr. McMullen shall remain a member of the Board. Mr. McMullen and Mr. Engles have been members of the Board since May 2013.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between Stillwater Mining Company and Mr. Michael J. McMullen, dated December 3, 2013.
10.2	Side Letter to the Executive Employment Agreement between Stillwater Mining Company and Mr. Michael J. McMullen, dated December 3, 2013.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2013	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement between Stillwater Mining Company and Mr. Michael J. McMullen, dated December 3, 2013.
10.2	Side Letter to the Executive Employment Agreement between Stillwater Mining Company and Mr. Michael J. McMullen, dated December 3, 2013.